SOUTHERN UNION COMPANY
                          One PEI Center, Second Floor
                        Wilkes-Barre, Pennsylvania 18711


                                 October 1, 2002


Dear Stockholder:


You are cordially invited to attend the Annual Meeting of Stockholders of Southern Union Company (the "Company") to be held at 11:00 a. m. (Eastern Time) on Tuesday, November 5, 2002 at The Regency, 540 Park Avenue at 61st Street, New York, New York. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.


Following the formal business session, there will be an informal presentation about the present status of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you plan to attend the meeting on November 5, 2002 please mark, sign and date the enclosed proxy and return it in the envelope provided (which requires no postage if mailed in the United States) so that your shares will be represented. Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,


                                  Sincerely,



                                  GEORGE L. LINDEMANN
                                  --------------------
                                  George L. Lindemann
                                  Chairman of the Board and
                                  Chief Executive Officer

                                TABLE OF CONTENTS



Notice of Annual Meeting of Stockholders.............................       i

Defined Terms........................................................      ii

Questions and Answers................................................      1

Proposals to be Voted Upon...........................................      3

Board of Directors...................................................      4
  Board Size and Composition.........................................      4
  Board Committees and Meetings......................................      5
  Board Compensation.................................................      6
  Directors' Deferred Compensation Plan..............................      6

Report of the Audit Committee........................................      7

Board of Directors' Report on Executive Compensation.................      8

Executive Officers and Compensation..................................      9
  Executive Officers Who Are Not Directors...........................      9
  Executive Compensation.............................................     10
  Summary Compensation Table.........................................     10
  Option Grants in 2002..............................................     10
  Options Exercised in 2002 and 2002 Year-End Values.................     11
  Retirement Benefits................................................     11
  Employment Contracts, Termination of Employment and Change-in
    Control Arrangements.............................................     12
  Compensation Committee Interlocks and Insider Participation........     13
  Section 16(a) Beneficial Ownership Reporting Compliance............     13

Security Ownership...................................................     14

Common Stock Performance Graph.......................................     16

Certain Relationships................................................     17

Independent Auditors.................................................     17

The Company's 2002 Annual Report.....................................     18

                             Southern Union Company
                          One PEI Center, Second Floor
                        Wilkes-Barre, Pennsylvania 18711

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held November 5, 2002


To the Holders of Common Stock of
SOUTHERN UNION COMPANY:

The 2002 Annual Meeting of Stockholders of Southern Union Company, a Delaware corporation, will be held at The Regency, 540 Park Avenue at 61st Street, New York, New York on Tuesday, November 5, 2002 at 11:00 a. m. (Eastern Time) to consider and take action upon the following:

(1) the election of three persons to serve as the Class III directors until the 2005 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Your Board of Directors recommends a vote "FOR" these nominees. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Stockholders of record of the Company's Common Stock at the close of business on September 20, 2002 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Annual Meeting will be maintained in the Company's office at One PEI Center, Wilkes-Barre, Pennsylvania 18711, for ten days prior to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                                    By Order of the Board of Directors,


                                    DENNIS K. MORGAN
                                    -----------------
                                    Dennis K. Morgan
                                    Secretary




Wilkes-Barre, Pennsylvania
October 1, 2002

                                  DEFINED TERMS



"1992 Plan" means Southern Union's 1992 Long Term Stock Incentive Plan.

"401(k) Plan" means Southern Union's Savings Plan.

"Board" or "Board of Directors" means Southern Union's Board of Directors.

"Common Stock" means Southern Union's Common Stock.

"Company" or "Southern Union" or "we" means Southern Union Company.

"Directors' Plan" means Southern Union's Directors' Deferred Compensation Plan.

"Pennsylvania Incentive Plan" means the Pennsylvania Division Stock Incentive Plan that was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

"Pennsylvania Option Plan" means the Pennsylvania Division 1992 Stock Option Plan that was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

"Plan Committee" means the 1992 Long-Term Stock Incentive Plan Committee of the Board of Directors of the Company, which administers the 1992 Plan, the 1982 Plan, the Pennsylvania Incentive Plan and the Pennsylvania Option Plan.

"Stock Plan" means Southern Union's Executive Deferred Stock Plan in which the participant has deferred receipt of the stock from their options exercise that is held in the trust for the Stock Plan.

"Supplemental Plan" means Southern Union's Supplemental Deferred Compensation Plan.



--------------------------------------------------------------------------------

                             Southern Union Company
                          One PEI Center, Second Floor
                        Wilkes-Barre, Pennsylvania 18711

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------


The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about October 9, 2002, is solicited by Southern Union Company in connection with the Annual Meeting of Stockholders to be held on November 5, 2002.

                              QUESTIONS AND ANSWERS

-------------------------------------------------------------------------------
Q:   What am I voting on?

A: Election of George L. Lindemann, David Brodsky and Thomas F. Karam as Class III directors (See page 3 for more details.)

-------------------------------------------------------------------------------
Q:   Who is entitled to vote?

A: Stockholders as of the close of business on the Record Date, September 20, 2002, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. With respect to the election of directors, stockholders have cumulative voting rights, which entitle each stockholder to that number of votes which equals the number of shares he or she holds multiplied by the number of directors to be elected at the Annual Meeting, which is three. The Bylaws of the Company require that a stockholder who intends to exercise cumulative voting rights at the Annual Meeting must give written notice to the Secretary of the Company no later than ten (10) days after notice of the Annual Meeting was first sent to stockholders.

-------------------------------------------------------------------------------
Q:   How do I vote?

A: Sign and date each Proxy Card you receive and return it in the prepaid envelope. If you do not mark any selections, your Proxy Card will be voted in favor of the three nominees. You have the right to revoke your proxy at any time before the Annual Meeting by (1) notifying Southern Union's Corporate Secretary, (2) attending the Annual Meeting and voting in person or (3) returning a later-dated proxy. If you return your signed Proxy Card, but do not indicate your voting preferences, the proxy will be voted on your behalf FOR the three nominees.

     The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Annual Meeting. If a proposal other than the election described in the Notice is properly presented at the Annual Meeting, your signed proxy card gives authority to John E. Brennan and Frank W. Denius, members on the Board of Directors, to vote on such matters. They intend to vote in accordance with their best judgment.

     Stockholders should NOT send proxies to the Company. Holders of record
     ---------------------------------------------------
     with stock certificates should send their proxies to Fleet Bank, N. A., c/o EquiServe, L.P., the Company's Registrar and Transfer Agent, at 150 Royall Street, Canton, Massachusetts 02021. Beneficial holders should return their proxies in accordance with instructions they receive from their broker, bank or other custodian, nominee, fiduciary or agent.

-------------------------------------------------------------------------------
Q:   Is my vote confidential?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the Proxy Card or elsewhere) will remain confidential, unless you ask that your name be disclosed.


-------------------------------------------------------------------------------

Q:   Who will count the vote?

A: Representatives of the Company and its legal counsel, Fleischman and Walsh, L.L.P., will tabulate the votes and act as inspectors of election.

-------------------------------------------------------------------------------
Q:   What does it mean if I get more than one proxy card?

A: It is an indication that your shares are registered differently or are in more than one account, including your accounts in Southern Union's Direct Stock Purchase Plan, the executive compensation plans, employee benefit plans and shares credited to your Savings Plan account held in custody by the trustee, Wells Fargo. Sign and return all proxy cards to ensure that all your shares are voted.

-------------------------------------------------------------------------------
Q:   What constitutes a quorum?

A: As of the Record Date, 55,328,534 shares of the Company's Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain or withhold your vote as to any director nominee, it will have the same effect as a vote AGAINST the proposal to elect the three directors. Broker non-votes will be counted as part of the quorum but will not be part of the voting power present.

-------------------------------------------------------------------------------
Q:   Who can attend the Annual Meeting?

A:   All stockholders of record as of the Record Date can attend.

-------------------------------------------------------------------------------
Q.   When are the 2003 stockholder proposals due?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by May 31, 2003, to Dennis K. Morgan, Corporate Secretary, Southern Union Company, One PEI Center, Second Floor, Wilkes-Barre, Pennsylvania 18711.

-------------------------------------------------------------------------------
Q: How does a stockholder nominate someone to be considered for election as a director of Southern Union?

A: Any stockholder may recommend any person as a nominee for director of Southern Union by writing to the Company's Secretary at least 45 days before an annual meeting (which was September 20, 2002 for this year's Annual Meeting) or no later than ten (10) days after the date of the notice of a special meeting. The notice must include certain information about the nominating stockholder and the nominee(s). Certain persons are disqualified by the Bylaws from serving as directors. A copy of the relevant Bylaws provisions may be obtained from the Company's Secretary. As of the date of this Proxy Statement, no stockholder has nominated any person to serve as a director of the Company.

-------------------------------------------------------------------------------
Q:   Who pays for this proxy solicitation?

A: Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock. Southern Union has retained Innisfree M&A Incorporated for assistance in the solicitation of proxies. For its services, Innisfree M&A Incorporated will receive a fee estimated at $5,000 plus reimbursement for reasonable and customary out-of-pocket expenses.

-------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

1.   Election of Directors

     Nominees for election this year are George L. Lindemann, David Brodsky and Thomas F. Karam. Each has consented to serve a three-year term. (See page 4 for more information.)

     Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election. Your Board recommends a vote FOR election of these three directors.

     If any director declines or becomes unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors. If no substitute is designated, votes will be cast according to the judgment of John E. Brennan and Frank W. Denius. If cumulative voting is in effect by any stockholder, unless authority is withheld, John E. Brennan and Frank W. Denius may allocate the votes represented by a proxy received by management in the manner they deem proper in their best judgment.





-------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

                           Board Size and Composition

The Board of Directors of the Company is comprised of ten directors and is divided into three classes, each of which serves a staggered three-year term. The terms of the Class III directors expire at the Annual Meeting. The Class I directors will serve until the 2003 Annual Meeting of Stockholders and the Class II directors will serve until the 2004 Annual Meeting of Stockholders. This year's Nominees, George L. Lindemann, David Brodsky and Thomas F. Karam, are the Class III directors standing for election for a three-year term of office expiring at the 2005 Annual Meeting of Stockholders or when their successors are duly elected and qualified.

The following pages contain information concerning the Nominees, current directors and the directors whose terms of office will continue after the meeting.

NOMINEES
Class III - Term expires in 2002

George L. Lindemann has been Chairman of the Board, Chief Executive Officer, a Director and Chairman of the Executive Committee of the Board of Directors of Southern Union since 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. ("Metro Mobile") from its formation in 1983 until April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a private investment business, since 1982. Age: 66.

David Brodsky primarily has been a private investor for more than the past five years. He was formerly Chairman of the Board of Directors of Total Research Corporation from July 1998 to November 2001. Director since May 2002. Mr. Brodsky is also a director of Harris Interactive Inc. Age: 65.

Thomas F. Karam has been President and Chief Operating Officer of Southern Union since May 2001. From November 1999 to April 2001 Mr. Karam was Executive Vice President of Corporate Development of the Company, and President and Chief Executive Officer of PG Energy, a division of the Company. Director since November 1999. Previously, he had been President and Chief Executive Officer of Pennsylvania Enterprises, Inc., from 1996 until 1999 when it was acquired by the Company. From September 1995 to August 1996, he was Executive Vice President of Pennsylvania Enterprises, Inc. Age: 43.

 THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS CLASS III DIRECTORS.

The following individual is currently a Class III director whose term will expire after the 2002 Annual Meeting of Stockholders:

Dan K. Wassong has been the President, Chief Executive Officer and a director of Del Laboratories, Inc., a manufacturer of cosmetics, toiletries and pharmaceuticals, for more than the past five years. Director since 1990. Mr. Wassong is also a director of Moore Medical Corporation. Age: 72.


DIRECTORS CONTINUING IN OFFICE
Class I - Term expires in 2003

John E. Brennan has been Vice Chairman of the Board and Assistant Secretary of Southern Union since 1990. Mr. Brennan has also been engaged in private investments since 1992. Prior to 1992, Mr. Brennan had been President and Chief Operating Officer of Metro Mobile. Director since 1990. Age: 56.

Frank W. Denius has been Chairman Emeritus of Southern Union since 1990. Since 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company. Director since 1976. Age: 77.

Roger J. Pearson has been an attorney in private practice in Stamford, Connecticut for more than the past five years. Mr. Pearson has been a Director of the Company since 1992. Mr. Pearson is also a director of Workflow Management, Inc. Age: 56.
-------------------------------------------------------------------------------

Ronald W. Simms has been Chief Executive Officer of Petroleum Services Company, Inc. since 1980. He has also been Chairman of the Board of Directors and Chief Executive Officer of Mountain Productions, Inc. since 1994. Mr. Simms was Chairman of the Board of Directors of Pennsylvania Enterprises, Inc. and, upon its acquisition by Southern Union in November 1999, became a Director of the Company. Age: 62.

Class II - Term expires in 2004

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. Director since 1995.
Age: 65.

Adam M. Lindemann has been the managing member of Lindemann Capital Advisors, L.L.C. since 1996, which manages investments for various private investment funds including Lindemann Capital Partners, L.P. Previously, he had been employed in different capacities in the investment services industry. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Director since 1990. Age: 41.

George Rountree, III has been an attorney in private practice in Wilmington, North Carolina where he has been a senior partner in the firm of Rountree & Seagle since its formation in 1977. Director since 1990. Age: 69.

                          Board Committees and Meetings

The Board of Directors has an Executive Committee, currently composed of Messrs. George Lindemann (Chairman), Brennan and Karam. The Executive Committee held three meetings and acted by unanimous written consent on fifteen occasions during fiscal year 2002. During the intervals between meetings of the Board of Directors, this committee has the authority to, and may exercise all of the powers of, the Board of Directors in the management of the business, property and affairs of the Company in all matters that are not required by statute or by the Company's Restated Certificate of Incorporation or Bylaws to be acted upon by the Board. This committee must exercise such authority in such manner as it deems to be in the best interests of the Company and consistent with any specific directions of the Board.

The Board of Directors has an Audit Committee, currently composed of Messrs. Denius (Chairman), Brodsky, Rountree and Simms. The Audit Committee met four times during fiscal year 2002. This committee has the duties outlined in the Audit Committee Charter as filed in the 2001 Proxy, which includes recommending to the Board the appointment of independent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal audit function, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board.

The Board of Directors has a Long-Term Stock Incentive Plan Committee that may consist of no fewer than two directors. The Plan Committee is currently composed of Messrs. Rountree (Chairman) and Pearson who have the authority to make all decisions regarding: (i) the granting of awards under the Company's stock-based employee benefit plans; (ii) eligibility of employees to receive awards under the stock-based employee benefit plans; and (iii) interpretation of the stock-based employee benefit plans. To serve on the Plan Committee a director may not receive any awards under the stock-based employee benefit plans during the prior year, cannot currently be eligible to receive any awards under the stock-based employee benefit plans and must be an "outside" non-employee director. The Plan Committee met two times and acted by unanimous written consent on two occasions during fiscal year 2002.

The Board has a Human Resources Committee currently composed of Messrs. Pearson (Chairman) and Gitter. The Human Resources Committee was formed in 1998 and did not meet during the fiscal year 2002. This Committee has the authority to investigate any allegations of harassment or discrimination against any senior executive officers of the Company. This Committee also reviews, on a quarterly basis, all outstanding claims of discrimination that result in an administrative claim or litigation.

The Board of Directors has an Investment Committee currently composed of Messrs. Karam (Chairman), Gitter and Adam Lindemann who have the authority to make decisions regarding the Company's benefit plans. Such duties include the selection and monitoring of trustees and record keepers, monitoring of investment selection and performance, and compliance with applicable regulations. The Investment Committee met three times and acted by unanimous written consent on two occasions during fiscal year 2002.


-------------------------------------------------------------------------------

The Board of Directors held four meetings and acted by unanimous written consent on twenty-seven occasions during fiscal year 2002. All directors attended at least 75% of the total number of meetings of the Board and committees, collectively, on which they served that were held in fiscal year 2002 while they were directors and a member of any such committee.

                               Board Compensation

Compensation for each director is $20,000 per year, payable in quarterly installments, except for: Mr. George Lindemann (who is compensated as described elsewhere in this proxy statement as the Chief Executive Officer of the Company); Mr. Brennan (who receives $400,000 per year as Vice Chairman of the Board of the Company and a member of the Executive Committee); Mr. Karam (who is compensated as described elsewhere in this proxy statement as President and Chief Operating Officer of the Company); and the chairman and the other members of the Audit Committee of the Board, who receive $30,000 and $25,000 per year, respectively. Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board and its committees.

                      Directors' Deferred Compensation Plan

The Board of Directors has a Directors' Deferred Compensation Plan that is designed to attract and retain well-qualified individuals to serve as outside directors and to enhance the identity of their interests and the interests of stockholders. Participation in the Directors' Plan is optional.

Under the Directors' Plan, each director who is not also an employee of the Company may choose to defer all or any percentage of his or her director's fees and invest such deferred amount in Common Stock. The Directors' Plan requires the Company to make a matching contribution of 100% of the first 10% of the participant's total directors' fees, to the extent deferred.

A participating director is 100% vested with respect to the amount of director's fees that he or she elects to defer and any related income, gains and losses. The Company's matching contributions do not vest until the participating director either has completed five (5) years of service as a director or dies while serving as a director. Deferred amounts may not be withdrawn by a participant until (i) thirty (30) days after such time as the director either retires or ceases to be a director of the Company; or (ii) with the permission of the Board, in the event of severe financial hardship.

The Board may terminate, suspend or amend the Directors' Plan under certain circumstances, but the Board has no discretion regarding its administration.




-------------------------------------------------------------------------------

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's 2002 Annual Report with management that included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and it considered the compatibility of non-audit services with the auditor's independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

September 25, 2002                        Audit Committee*

                                          Frank W. Denius, Chairman

                                          David Brodsky

                                          Ronald W. Simms














* Member George Rountree, III was not available and did not participate in the Audit Committee meeting on September 25, 2002.

-------------------------------------------------------------------------------

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

The Board of Directors closely aligns the total compensation of the executive officers with the profitability of the Company. Merit increases to the base salaries for the officer group has been adjusted in the last few years to reflect industry standards. The 1992 Plan and Stock Plan were introduced in order to focus the attention of management on the long-term improvement of stockholder value.

The Company's 2002 short-term incentive plan was aligned with each officer and manager's compensation to directly reflect the desired short-term customer service, safety, reliability and profitability goals of the Company applicable to such officer or manager. By balancing the use of short- and long-term incentive and adequate base salary, the Board believes it has been and will continue to be able to recruit the talent needed to manage the Company, retain the talents of current management and align the successes of the Company and management.

The factors and criteria utilized by the Board include the assessment of comparable information from similarly sized operations. It is the philosophy of the Board to set the base salaries and incentives of executive officers at an amount comparable to a financial peer group of other similarly sized companies. This peer group includes neighboring and other similarly sized natural gas distribution companies and other companies that share operating and financial characteristics with the Company. The Board believes the performance on which executive officer compensation is based should be assessed both on an annual basis and also over a longer period of time to ensure that executive officers work to support both the Company's current objectives as well as its strategic objectives.

The Board regularly reviews the Chief Operating Officer's (see "Executive Officers and Compensation -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements") recommended base salary merit increases, cash incentive plan and stock option plan awards for the Company's other executive officers. Base salary merit increase and cash incentive award recommendations, if any, are primarily based on corporate operating and financial performance, as well as on executive officers' individual performance, for the prior fiscal year. Merit increases are also based on a review of peer group base salaries and executive officers' individual contributions to the Company's strategic objectives. Stock option recommendations, if any, are primarily based on executive officers' individual performance during the prior fiscal year, but also relate to performance judgments as to the past contributions of the individual executive officers and judgments as to their individual contributions to the Company's strategic objectives. The Board then determines compensation for such executive officers, in light of (a) the Company's actual performance as compared to its corporate financial goals for the prior fiscal year, (b) individual executive officers' actual performance as compared to their individual goals supporting the Company's financial and operating objectives,
(c) the Company's executive officer compensation levels relative to its peer group and (d) periodic reports from independent compensation consultants regarding the compensation competitiveness of the Company. The Board also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company's human resources staff and recommends adjustments as deemed appropriate based on the above compensation review criteria and its expectation as to his future contributions in leading the Company.

The Chairman of the Board and Chief Executive Officer, the Vice Chairman, the President and Chief Operating Officer, the Executive Vice President -- Utility Operations, the President and Chief Operating Officer - PG Energy, and the Executive Vice President -- Administration, General Counsel and Secretary were not included in the short-term incentive plan for 2002, but are eligible for discretionary bonuses based on performance as determined by the Board. See "Executive Officers and Compensation -- Executive Compensation."

The 1992 Long-Term Stock Incentive Plan Committee considers all aspects of compensation provided to the executive officers prior to determining appropriate awards to be given under the stock-based employee benefit plans to each executive.

In 1993, the Board established the Supplemental Plan. The Supplemental Plan is designed to encourage greater ownership of Company shares by executive employees by enhancing the Company's matching contribution, and to provide employee benefits similar to the benefits such employee would have received under the 401(k) Plan if not for the existence of certain limitations that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly compensated employees" as defined in the Code. Under the Supplemental Plan, an eligible employee may defer up to 100% of his or her annual compensation (salary and bonus) through payroll deductions (the "Employee Contributions"). In addition, the Supplemental Plan requires the Company to make a 100% matching contribution on Employee Contributions up to a maximum of 10% of the participant's annual compensation. The first 8% of the Employee


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                                       8

Contributions, together with the Company's matching contributions, are invested by the Supplemental Plan's trustee in shares of Common Stock.

The Company also provides retirement benefits through various defined benefit and defined contribution plans. See "Executive Officers and Compensation -- Retirement Benefits."

The Board believes that it has concentrated, and intends to continue to concentrate, the bulk of Mr. Lindemann's compensation as the Chairman of the Board and Chief Executive Officer on long-term incentives such as stock option grants that are directly attributable to increasing stockholder value.

By:  The Board of Directors*

       George L. Lindemann                    John E. Brennan
       Frank W. Denius                        Thomas F. Karam
       David Brodsky                          Ronald W. Simms
       Adam M. Lindemann                      Dan K. Wassong
       Roger J. Pearson


* Members during fiscal year 2002 and as of the date of this proxy statement, except George Rountree, III and Kurt A. Gitter, M.D. both of whom were not able to and did not participate in the review and authorization of this proxy statement.



                       EXECUTIVE OFFICERS AND COMPENSATION

                    Executive Officers who are not Directors

Executive Officers of the Company are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. Generally, the Board reelects officers annually. The following Executive Officers of the Company are not directors.

Harry E. Dowling has been President and Chief Operating Officer of PG Energy since August 2001. Previously, he had been Executive Vice President and Chief Operating Officer of PG Energy from November 1999 to July 2001. Mr. Dowling had held other financial and operating positions with Pennsylvania Enterprises, Inc. since 1975, most recently Vice President of Customer Services from 1996 to November 1999. Age: 53.

David J. Kvapil has been Executive Vice President and Chief Financial Officer since September 2001. He was Senior Vice President and Corporate Controller from December 1997 to September 2001, Vice President - Controller from July 1993 to 1997, and Controller from 1992 to 1993. Age: 47.

Dennis K. Morgan has been Executive Vice President -- Administration, General Counsel and Secretary since May 2001 and was Senior Vice President - Legal and Secretary from January 1998 to April 2001. He was Vice President - Legal and Secretary from 1991 to 1997. Previously, Mr. Morgan had held various legal positions with the Company or a subsidiary of the Company since 1981. Age: 54.

James H. Oglesby has been President of MGE since February 2002 and Chief Operating Officer of MGE since September 2001. Previously, Mr. Oglesby held other financial and operating positions with MGE since 1968, most recently Vice President of Operations since 1988. Age: 60.

Thomas C. Robillard has been President and Chief Operating Officer of Southern Union Company's New England Division since March 2001. Previously, Mr. Robillard had held other operating positions with various wholly owned subsidiaries of the Company since 1995. Age: 57.

David W. Stevens has been Executive Vice President -- Utility Operations since May 2001 and President of Southern Union Gas since June 1998. Previously, Mr. Stevens held other operating positions with Southern Union Gas since 1993, most recently Senior Vice President of Sales and Operations from 1996 to 1998. Prior to that, Mr. Stevens had held various operational positions with subsidiaries of the Company since 1984. Age: 43.



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                                       9

                             Executive Compensation

The following table sets forth the remuneration paid during fiscal year 2002 by the Company and its subsidiaries (i) to the Chairman of the Board and Chief Executive Officer and (ii) to each of the four most highly compensated key executive officers at June 30, 2002 of the Company (this group is referred to as the "Named Executive Officers"):

                           Summary Compensation Table



                                                         Securi-
                                                          ties
                           Annual Compensation            Under-
 Name and          -----------------------------------    lying      All Other
 Principal                             Other Annual      Options/    Compen-
 Position    Year  Salary     Bonus    Compensation(1)    SARs(2)   sation (3)
-----------  ----  ------     -----   -----------------  --------  -------------

George L.
Lindemann
  Chairman   2002 $316,389 $   25,200    $295,779(4)         --      $ 31,659
  of the     2001  310,619      --        174,845(4)         --        31,062
  Board      2000  263,772      --         74,904(4)      231,525      46,530
  and
  Chief
  Executive
  Officer

Thomas F.
Karam(5)
  President  2002  508,461    725,000        --              --        61,510
  and Chief  2001  467,576    600,000        --              --        45,404
  Operating  2000  291,346  1,031,618        --            69,458      21,250
  Officer

David W.
Stevens
  Executive  2002  388,757    208,381        --              --        87,408
  Vice       2001  309,899     75,275        --            44,100      90,823
  President  2000  218,325     85,775       3,038(6)       48,620      56,209
  --  Util-
  ity
  Operations

Harry E.
Dowling(7)
  President  2002  286,731    112,450        --              --        38,886
  and Chief  2001     --         --          --              --          --
  Operating  2000     --         --          --              --          --
  Officer
  -- PG
  Energy

Dennis K.
Morgan
  Executive  2002  291,646    106,023        --              --        48,039
  Vice       2001  248,633     10,275        --            44,100      45,711
  President  2000  202,956     58,400      5,776(6)        40,517      39,793
  -- Ad-
  ministra-
  tion,
  General
  Counsel
  and
  Secretary


----------------------------------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such items, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named executive officer.
(2) No Stock Appreciation Rights were granted in 2002, 2001 and 2000. Additionally, no restricted stock awards or long-term incentive plan payouts were made in 2002, 2001 and 2000.
(3) Company matching provided through the 401(k) Plan and the Supplemental Plan. See " -- Retirement Benefits."
(4) Represents perquisites and other personal benefits received from the Company, including the use of the Company aircraft.
(5)  See "Certain Relationships."
(6) Includes payment of Medicare tax of $3,038 and $5,776 for Messrs. Stevens and Morgan, respectively, due to changes in the Non-Qualified retirement income plan. See "-- Retirement Benefits."
(7) In August 2001 Mr. Dowling was appointed as President and Chief Operating Officer - PG Energy.


                              Option Grants in 2002

There were no awards of stock options to the Named Executive Officers during fiscal year 2002.



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                                       10

               Options Exercised in 2002 and 2002 Year-End Values

The following table provides information regarding the exercise of stock options, incentive and non-qualified, by each of the Named Executive Officers and the value of unexercised "in-the-money" options as of June 30, 2002.

                                    Number of Securities
                                         Underlying
                                         Unexercised      Value of Unexercised
                                        Options at        In-The-Money Options
                Shares               Fiscal Year End(1)   at Fiscal Year End(2)
               Acquired             --------------------  --------------------
               On Exer-    Value      Exer-     Unexer-     Exer-     Unexer-
     Name       cise(1)  Realized    cisable    cisable    cisable    cisable
-------------  --------  --------   ----------  --------  ----------  --------

George L.
  Lindemann     16,200   $ 59,634     770,889    180,194  $6,072,530  $270,983
Thomas F.
  Karam           *          *        551,235     41,676   3,412,912    57,092
David W.
  Stevens        6,295    108,009      95,582     72,109     386,154    59,497
Harry E.
  Dowling         *          *         11,247     33,407       6,597    10,535
Dennis K.
  Morgan         2,040     26,959     106,329     65,331     701,632    48,289


------------------

* No options were exercised during the year ended June 30, 2002 by the Named Executive Officer

(1) The number of and exercise price for securities underlying exercised and unexercised options have been adjusted to reflect each of the stock dividends and stock splits in the form of a stock dividend after their date of grant to the date of this proxy statement.
(2) Based on a closing price on June 28, 2002 of $17.00 per share as reported by the New York Stock Exchange.

                               Retirement Benefits

The Company sponsors nine "Qualified" retirement income plans and three "Non-Qualified" retirement income plans. The nine Qualified Plans cover substantially all employees of Southern Union Company and its various Divisions, but do not cover employees of Mercado Gas Services, Inc. and SUPro Energy Company. All individuals listed in the Summary Compensation Table, except Mr. Karam and Mr. Dowling are presently covered by the qualified plan known as the Southern Union Company Retirement Income Plan - Plan A. Mr. Karam was previously covered by the Employees' Retirement Plan of Southern Union Company Pennsylvania Division until December 31, 2001 when he assumed corporate responsibilities. No further retirement benefits are accruing for Mr. Karam at this time under any of the above referenced plans. Mr. Dowling is covered by the Employees' Retirement Plan of Southern Union Company Pennsylvania Division. Mr. Stevens and Mr. Morgan are covered by the Non-Qualified Plan known as the Southern Union Company Supplemental Retirement Plan (the "Supplemental Plan").

Plan A and the Supplemental Plan converted effective December 31, 1998 from traditional defined benefit plans with benefits based on years of service and final average compensation to cash balance defined benefit plans in which an account is maintained for each employee. The initial value of the account was determined as the actuarial present value (as defined in the Plans) of the benefit accrued at transition (December 31, 1998) under the pre-existing traditional defined benefit plan. Future contribution credits to the accounts are based on a percentage of future compensation, which varies by individual and is shown for Plan A in the table below. Compensation in the qualified plans is limited to $200,000 in 2002. Interest credits to the cash balance accounts are based on 30-year Treasury bond yields. Normal Retirement Age under each of the plans is defined as age 65.

The Employees' Retirement Plan of Southern Union Company Pennsylvania Division provides benefits equal to 1.2% of final 5-year average compensation plus 0.4% of that portion of final average compensation that exceeds the Base Amount with the sum multiplied by years of credit service, up to a maximum of 30 years. The Base Amount is the lesser of (a) the average Social Security non-Medicare maximum taxable wage base over the preceding 35 years or (b) the 1997 Base Amount increased annually by 1% more than the annual CPI change.

Benefits under Plan A may be paid in a single lump sum payment or as a monthly pension for life, with a 10-year certain period. The single lump sum payment is the account balance at the time of distribution. The monthly pension is the sum of the benefit accrued as of December 31, 1998 under the pre-existing plan plus an amount actuarially equivalent to the value of post-1998 contribution credits (and interest credits thereon).


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                                       11

The data for each of the Named Executive Officers is shown in the table below; assuming 5% growth in annual compensation, 6% future Treasury bond yields under the cash balance plans, actuarial conversions at normal retirement age based on a 6% interest rate, and a 3% rate of growth in the $200,000 compensation limit under the Qualified Plans.

                                                      Estimated Annual Benefits
                                Plan A Contribution   at Normal Retirement Age
           Name                     Credit Rate         from Qualified Plan
--------------------------      -------------------   -------------------------

   George L. Lindemann                  1.5%                  $   19,149
   Thomas F. Karam                      --                        15,587
   David W. Stevens                     --                        27,485
   Harry E. Dowling                     --                       117,406
   Dennis K. Morgan                     1.0%                      38,016

Benefits under the Supplemental Plan are paid in five annual installments which deplete the account balance. The average annual benefit payable in five annual installments at normal retirement age from the Supplemental Plan for Messrs. Stevens and Morgan is $1,105,294 and $217,646, respectively. The average annual benefit payable in five annual installments assuming immediate termination from the Supplemental Plan for Messrs. Stevens and Morgan is $66,467 and $80,122 respectively.

              Employment Contracts, Termination of Employment and
                         Change-In-Control Arrangements

All executive officers of the Company, unless noted, serve at the discretion of the Board. Generally, the Board appoints the executive officers to their position annually.

As of June 30, 2002, the Company has an employment agreement in effect with Mr. Karam that provides that during the term of the agreement, his base salary will not be reduced and he will remain eligible for participation in the Company's executive compensation and benefit programs. Additionally, the agreement provides for an annual bonus of $600,000 to be paid on July 1st of each year. The agreement runs until June 30, 2010 and provides that if, in the sole discretion of Southern Union, certain mutually agreed financial performance goals are achieved, the agreement will be automatically renewed for twelve months.

The agreement provides that Mr. Karam may terminate the agreement at any time by delivering written notice of termination to the Board at least 30 calendar days prior to the effective date of such termination, in which case he will be entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. Additionally, the agreement provides that he may terminate the agreement for "good reason," which is defined in the agreement, in general, as any substantial change in the nature of his employment by the Company without his express written consent; the requirement that he be based at a location at least 50 miles further than from his current residence; any reduction in his base salary; any material reduction in his level of participation in any compensation, benefit or retirement plans; and any failure by the Company to obtain a satisfactory agreement from any successor to assume the terms of the agreement. In the event of termination for good reason, absent a Change in Control, Mr. Karam will be entitled to receive, in a lump sum payment, an amount equal to one times his annual base salary and all remaining unpaid annual bonus payments.

The agreement provides that if within two years following the effective date of a Change in Control Mr. Karam is terminated, he is entitled to certain severance benefits. Mr. Karam's agreement provides that, in the event of termination of his employment in connection with a Change in Control, he is entitled to a lump sum payment consisting of the following components: (i) an amount equal to three times the base salary in effect; (ii) an amount equal to three times his target bonus potential established for the fiscal year in which the effective date of termination occurs; (iii) an amount equal to his unpaid annual bonus payments;
(iv) an amount equal to his unpaid base salary and accrued vacation pay through the effective date of termination; and (v) an amount equal to a pro rata share of his targeted bonus payment, established for the plan year in which termination occurs. Additionally, Mr. Karam is entitled to a continuation of life and medical benefits for a period of three full years after the effective date of termination.


-------------------------------------------------------------------------------

The employment agreement with Mr. Karam provides that the continuation of medical, dental and life insurance shall be discontinued prior to the end of the applicable periods in the event he has available substantially similar benefits from a subsequent employer. Additionally, the agreement provides for excise tax equalization payments.

           Compensation Committee Interlocks and Insider Participation

The Board does not have a separate compensation committee. Except with respect to the 1992 Plan, which is administered by the Board's Plan Committee, all decisions regarding management compensation are made by the full Board. Chairman Lindemann and Directors Brennan and Karam, each of whom is also an executive officer of the Company, participate in deliberations of the Board of Directors concerning compensation for members of management but do not participate in Board votes as to compensation for themselves. See "Certain Relationships."

             Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. These officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on review of the copies of the forms furnished to the Company, or written representations that no Forms 5 were required, during fiscal year 2002, all but two Securities and Exchange Commission filings of the Company's executive officers, directors and greater than ten-percent stockholders, if any, complied with all applicable Section 16(a) filing requirements. Due to clerical error in administrative processing each of George L. Lindemann and Ronald W. Simms filed one late report on Form 4 during fiscal year 2002.



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                                       13

                               SECURITY OWNERSHIP

The following table sets forth the number of all shares of the Company's common stock beneficially owned by each director, by each Named Executive Officer, by each person known by the Company to beneficially own 5% or more of the Company's outstanding common stock, and by all directors and executive officers as a group on August 31, 2002, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. Number of shares held excludes options to acquire shares of common stock that are not exercisable within sixty days of September 20, 2002.

                                       Amount and Nature of
                                       Beneficial Ownership
                                          Number of Shares             Percent
   Name of Beneficial Owner            Beneficially Owned(1)           of Class
------------------------------         ---------------------           --------

George L. Lindemann                      6,132,633  (2) (3)             10.99%
Adam M. Lindemann                        3,192,270  (3) (4)              5.80%
George Lindemann, Jr.                    3,194,602  (3) (5)              5.81%
     4500 Biscayne Boulevard
     Miami, Florida 33137
Sloan N. Lindemann                       3,193,439  (3)                  5.80%
     550 Park Avenue
     New York, New York 10021
John E. Brennan                            835,873  (6)                  1.51%
David Brodsky                                5,100  (7)                    *
Frank W. Denius                             99,561  (8)                    *
Kurt A. Gitter, M.D.                       214,969  (9)                    *
Thomas F. Karam                            772,617  (10)                 1.39%
Roger J. Pearson                            58,515  (11)                   *
George Rountree, III                        68,547  (12)                   *
Ronald W. Simms                            715,310  (13)                 1.30%
Dan K. Wassong                              76,119  (14)                   *
Harry E. Dowling                            36,962  (15)                   *
Dennis K. Morgan                           143,767  (16)                   *
David W. Stevens                           152,184  (17)                   *
Baron Capital Group                      6,241,618  (18)                11.34%
     767 Fifth Avenue, 49th Floor
     New York, New York 10153
All directors and executive officers    13,216,682  (19)                24.02%
     as a group (17 persons)


---------------------------

*    Less than one percent.
(1) Includes options to acquire shares of Southern Union common stock that are exercisable presently or within 60 days of September 20, 2002. All shares owned by each director or Named Executive Officer in the 401(k) Plan, Directors Plan, Supplemental Plan and the Southern Union Company Direct Stock Purchase Plan is as of June 30, 2002.
(2) Includes: 2,464,688 shares owned by SUG 1 L.P. in which Mr. Lindemann is the sole general partner; 2,842,511 shares owned by SUG 2 L.P. in which Mr. Lindemann's wife, Dr. F.B. Lindemann, is the sole general partner; 24,726 vested shares held through the Southern Union Supplemental Plan for Mr. Lindemann; 13,620 vested shares held by the 401(k) Plan for Mr. Lindemann; and 770,889 shares of Southern Union common stock
     Mr. Lindemann is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.
(3) This information regarding direct share ownership by Mr. and Dr. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) (together, the "Lindemann Family") generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through August 15, 2000) as adjusted for any stock dividends and splits since the date of such report filed by George L. Lindemann, Adam M. Lindemann, Sloan N. Lindemann, SUG 1 L.P., SUG 2 L.P., and SUG 3 L.P. In addition, information regarding share ownership by George L. Lindemann (including shares beneficially owned by his wife, Dr. F.B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Exchange Act filed to date. Each member of the Lindemann Family disclaims beneficial ownership of any shares owned by any other member of the Lindemann Family. Accordingly, with respect to each member of the Lindemann Family, the above table reflects only individual


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                                       14
     share ownership except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).
(4)  Includes 7,161 vested shares pursuant to the Directors' Plan.
(5) These shares are owned by SUG 3 L.P. in which George Lindemann Jr. is the sole general partner.
(6) Of these shares, 9,741 vested shares are held by the 401(k) Plan; 13,575 vested shares are held through the Supplemental Plan; 5,504 shares are owned by his wife; 233,514 are held in two separate trusts for the benefit of members of his family; 61,751 are held in an irrevocable trust under the Stock Plan; and 318,871 represent shares that Mr. Brennan is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.
(7)  Includes 2,100 shares owned by the David L. Brodsky Retirement Plan, by
     Van Liew Capital and Trust Company, as trustee. Mr. Brodsky disclaims beneficial ownership of these shares, to the extent that he does not have a pecuniary interest therein.
(8) Includes: 1,052 shares owned by his wife; 59,552 shares that The Effie and Wofford Cain Foundation (the "Foundation"), in which Mr. Denius is a director, owns; and 11,232 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control of the Foundation's assets.
(9) Includes 11,137 vested shares pursuant to the Directors' Plan and 1,102 shares owned by Dr. Gitter's daughter.
(10) Includes: 99,206 shares held by various entities through which Mr. Karam has equity interest and voting power; 23,927 shares held in the name of Lakeside Drive Association, in which Mr. Karam's wife has an interest; 5,680 vested shares held by the 401(k) Plan; 14,833 vested shares held through the Supplemental Plan; and 551,235 shares of Southern Union common stock Mr. Karam is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Option Plan and the 1992 Plan.
(11) Includes 5,084 shares held by Mr. Pearson as Custodian (pursuant to the Uniform Gifts to Minors Act) for his children, and 7,972 vested shares pursuant to the Directors' Plan.
(12) Includes 1,591 shares owned by his wife and 20,299 vested shares allocated to Mr. Rountree pursuant to the Directors' Plan. Also includes 3,472 shares owned by the Rountree & Seagle Profit Sharing Plan & Trust for which Mr. Rountree is a co-trustee and co-administrator. Mr. Rountree disclaims beneficial ownership of shares held by such plan to the extent that he has no pecuniary interest therein.
(13) Includes 170,186 shares owned by Mr. Simms's wife; 197,121 shares for which Mr. Simms has voting power; 70,988 shares of Southern Union common stock Mr. Simms is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Incentive Plan; and 3,232 vested shares pursuant to the Directors' Plan.
(14) Includes 9,476 vested shares pursuant to the Directors' Plan.
(15) Includes 11,247 shares Mr. Dowling is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan. Such number also includes 13,371 vested shares held through the 401(k) Plan and 8,063 vested shares held through the Supplemental Plan.
(16) Includes 106,329 shares that Mr. Morgan is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan. Such number also includes: 9,648 vested shares held by the 401(k) Plan and 22,133 vested shares held through the Supplemental Plan.
(17) Includes 95,582 shares that Mr. Stevens is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan. Such number also includes: 16,883 vested shares held by the 401(k) Plan; 2,012 shares held through the Southern Union Company Direct Stock Purchase Plan and 27,263 vested shares held through the Supplemental Plan.
(18) This information regarding share ownership by Baron Capital Group ("BCG") was obtained from and is reported herein in reliance upon a Schedule 13G/A, through December 31, 2001 (as adjusted for any stock dividends since the date of such report) (the "Baron Filing"), filed by BCG, BAMCO ("BAMCO"), Baron Capital Management, ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron (collectively, the "Baron Filing Group"). The members of the Baron Filing Group disclaim beneficial ownership in each other's shares.
(19) Excludes options granted pursuant to the 1992 Plan to acquire shares of Southern Union common stock that are not presently exercisable or do not become exercisable within 60 days of September 20, 2002. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans. Also, includes 542,688 shares held by a "Rabbi Trust" known as the Trust for Miscellaneous Southern Union Company Deferred Compensation Arrangements ("Rabbi Trust"). The shares are held as a part of Southern Union's efforts to provide funding for a portion of the future liability under the Southern Union Supplemental Executive Retirement Plan ("SERP"). Any assets held for the benefit of the SERP are held in the Rabbi Trust. Southern Union management directly or indirectly controls the investment of any assets, and the voting of any securities, held for the SERP.



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                                       15

                         COMMON STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Small Cap Gas Utilities Index ("S&P Small Cap Gas Utilities Index"). The comparison assumes $100 was invested on June 30, 1997 in the Company's Common Stock, the S&P 500 Index and in the S&P Small Cap Gas Utilities Index. Each case assumes reinvestment of dividends.


[OBJECT OMITTED]


                            1997     1998     1999     2000     2001     2002
Southern Union               100      148      157      126      163      149
S&P 500 Index                100      130      160      171      146      120
S&P Small Cap
  Gas Utilities Index        100      118      124      113      144      149


The following companies are included in the S&P Small Cap Gas Utilities Index used in the graph: Atmos Energy Corporation, Cascade Natural Gas Corporation, Energen Corporation, The Laclede Group, Inc., New Jersey Resources Corporation, Northwest Natural Gas Company, NUI Corporation, Piedmont Natural Gas Company, Inc., Southern Union Company, Southwestern Energy Company, Southwest Gas Corporation and UGI Corporation.



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                                       16

                              CERTAIN RELATIONSHIPS

In December 1999, the Company advanced $4,000,000 and entered into a note agreement with Thomas F. Karam, President and Chief Operating Officer and a Director of Southern Union. The note calls for nine annual payments of $569,510 commencing on December 20, 2000 and the outstanding principal balance and any accrued but unpaid interest due and payable on December 20, 2009. The note bears interest at 7% and is collateralized by the outstanding stock options of Mr. Karam. Mr. Karam is current in his payments and the outstanding balance of the note is $3,508,937, and during fiscal year 2002 the largest principal amount due was $3,710,490.

In January 2000, the Company advanced $308,000 and entered into a note agreement with Dennis K. Morgan, Executive Vice President -- Administration, General Counsel and Secretary of Southern Union. The note calls for monthly payments of $1,500 commencing on February 15, 2000 and the outstanding principal balance and any accrued but unpaid interest due and payable on January 27, 2010. The note bears interest at five basis points plus the Eurodollar Rate and is uncollateralized. Mr. Morgan is current in his payments and the outstanding balance of the note is $302,807, and during fiscal year 2002 the largest principal amount due was $310,799.

On October 4, 1993, Southern Union's Board of Directors approved and ratified payments by the Company to Activated Communications, Inc. or its successor ("Activated") for access to and use by the Company of Activated's leased office space in New York City. Chairman George L. Lindemann and Vice Chairman John E. Brennan control and operate, and Director Adam M. Lindemann has a beneficial interest in, Activated; none of these three Directors participated in such Board action. Payments to Activated were $257,000, $259,000 and $255,000 in the fiscal years ended June 30, 2002, 2001 and 2000, respectively, based on the Board's approved formula for sharing of Activated's actual lease expenses.

Aaron I. Fleischman, who served as a director of the company during the fiscal year end June 30, 2002 and resigned in September 2002, is Senior Partner of Fleischman and Walsh, L.L.P., which provides legal services to the Company and certain of its subsidiaries. For the fiscal year ended June 30, 2002, the total amount paid by the Company, its divisions and its subsidiaries to Fleischman and Walsh, L.L.P. for legal services was $1,272,000.

Certain Southern Union directors and executive officers own preferred stock in a private technology company that Southern Union also maintains an investment in. As of June 30, 2002, the Company had a $5,433,000 equity interest in and $2,750,000 of convertible notes receivable from this technology company.

                              INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has served as the Certified Public Accountants of the Company for the fiscal year ended June 30, 2002. For the fiscal year ended June 30, 2002, the total amount paid by the Company to PricewaterhouseCoopers LLP for the annual audit, audit-related services and other non-audit services was $360,000, $146,000 and $56,000, respectively.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors of the Company presently expects that PricewaterhouseCoopers LLP will be selected and retained to serve as the Company's Certified Public Accountants for the fiscal year ending June 30, 2003.


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                                       17

                        THE COMPANY'S 2002 ANNUAL REPORT

The Company's Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2002, as filed with the Securities and Exchange Commission are available without charge to stockholders upon writing to the Secretary of the Company. Neither such Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended June 30, 2002 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                                  By Order of the Board of Directors,



                                  DENNIS K. MORGAN
                                  ----------------
                                  Dennis K. Morgan
                                  Secretary


Wilkes-Barre, Pennsylvania
October 1, 2002



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                                       18

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             SOUTHERN UNION COMPANY

                            FOR THE NOVEMBER 5, 2002
                         ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints John E. Brennan and Frank W. Denius, or either of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on November 5, 2002 at 11:00 a.m. Eastern Time at The Regency,
540 Park Avenue at 61st Street, New York, New York or at any adjournment or postponement thereof.

The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy. The Board of Directors recommends a vote "FOR" the nominees.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]


--------------------------------------------------------------------------------
                                   DETACH HERE


[X] Please mark votes as in this example.

1.   Election of the following nominees as Class III Directors
     Nominees:  (01) George L. Lindemann, (02) David Brodsky,
                and (03) Thomas F. Karam.


FOR    [   ]      WITHHELD  [    ]       MARK HERE IF YOU PLAN TO ATTEND  [   ]
                                         THE MEETING
----------------------------------
Withheld for the following only          MARK HERE FOR ADDRESS CHANGE     [   ]
(write the name of the nominee(s)        AND NOTE AT LEFT
on the space above)


Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States of America, even if you plan to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears to the left.


------------------------------------      --------------------------------------
Signature                                 Date

------------------------------------      --------------------------------------
Signature                                 Date